Inforte Corp. Announces First Quarter 2005 Results

CHICAGO, April 21, 2005 /PRNewswire-FirstCall/ — Business and Customer Intelligence consultancy Inforte Corp. (Nasdaq: INFT — News) announced today that revenue and diluted earnings per share (EPS) excluding capital restructuring expenses were both within the guidance ranges for the quarter ending March 31, 2005.

First quarter revenue was $9.5 million, net revenue was $8.7 million and pro forma diluted earnings per share (EPS) were $0.00. Pro forma information excludes the costs of the capital restructuring during the first quarter, which included an exchange of outstanding options for cash and restricted stock and the granting of additional common stock. This information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Dave Sutton, Inforte’s chief executive officer and president, commented, “Over the last few months we have restructured our facilities, executed a capital restructuring program and successfully completed the integration of the Compendit acquisition into the rest of our business. We now have a sound foundation for maximizing our earnings potential as we progress through the balance of the year and beyond.”

Actual earnings results for the quarter and year ended March 31, 2005, and financial highlights, are as follows:

•	Pro forma net income for the quarter was $25,000

•	Employees totaled 223, of which 180 were billable.

•	Cash and marketable securities were $52.2 million before reflecting the special one-time distribution which was paid in April, 2005; this represents $4.55 of cash and marketable securities per share, based upon 11,453,734 actual shares outstanding.

•	Quarterly net revenue per consultant and per employee were both improved from last quarter at $194,000 and $161,000 annualized, respectively.

Guidance is as follows:

•	Inforte’s net revenue guidance for 2Q05 is a range of $8.5 million to $9.5 million compared to actual of $8.7million in 1Q05.

•	EPS guidance for 2Q05 is a range of $0.00 to $0.04 compared to actual of $0.00 in 1Q05.

•	Net revenue guidance for 3Q05 is a range of $8.5 million to $9.5 million. 3Q05 EPS guidance is a range of $0.00 to $0.04.

This year Inforte completed its capital restructuring program. There were 2.6 million options outstanding at the end of 2004 compared to 739,751 at the end of the first quarter. Approximately $17.4 million of cash has been distributed to stockholders.

Nick Heyes, Inforte’s chief financial officer, commented, “So far this year we have been able to give back $1.50 per share to stockholders and we still have enough cash to execute against our growth plans. We have eliminated more than 1.85 million dilutive and potentially dilutive options and we have immaterial exposure to option expensing when we have to adopt it next year.”

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte’s ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients’ expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; and (vii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.

Inforte Corp. increases the competitive strength of its Global 1000 clients by providing them with insight, intelligence and an infrastructure to close the fact-gap and enable more timely and profitable decision-making. Inforte consultants combine real-world industry, functional and analytical expertise with innovative go-to-market strategies and technology solutions, ensuring that our clients can drive transformational, measurable results in their customer interactions. Inforte executives are the authors of several leading books on enterprise-grade business intelligence, customer insight and marketing transformation including Mastering the SAP Business Information Warehouse; CRM Unplugged: Releasing CRM’s Strategic Value; and Enterprise Marketing Management: The New Science of Marketing. Founded in 1993, Inforte is headquartered in Chicago and has offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; New York; San Francisco; Walldorf, Germany; and Washington, D.C. For more information, contact Inforte at 800.340.0200 or visit www.inforte.com.

CONTACT: Kelly Richards, +1.312.233.9567, kelly.richards@inforte.com, or ir@inforte.com.

Visit http://www.inforte.com/investor/ to access the April 21, 2005, Investor Conference Call web cast, which begins at 8:30 a.m. Eastern.

CONSOLIDATED STATEMENTS OF OPERATIONS
(000‘s, except per share data)

	THREE MONTHS ENDED MARCH 31,
	2004	2005
	(Unaudited)	(Unaudited)
Revenues:

Revenue before reimbursements (net revenue)	$10,662	$8,655
Reimbursements	1,413	891

Total Revenues	12,075	9,546

Operating expenses:
Project personnel and related expenses	5,580	5,759
Reimbursed expenses	1,413	891
Sales and marketing	1,186	613
Recruiting, retention and training	364	199
Management and administrative	2,907	3,636

Total operating expenses	11,450	11,098

Operating income	625	(1,552)

Interest income, net and other	233	261

Income (loss) before income tax	858	(1,291)
Income tax expense (benefit)	343	(521)

Net income (loss)	$515	$(770)

Earnings (loss) per share:
-Basic	$0.05	$(0.07)
-Diluted	$0.05	$(0.07)

Weighted average common shares outstanding:
-Basic	10,990	11,132
-Diluted	11,328	11,132

Expenses as a percentage of net revenue
Project personnel and related expenses	52.3%	66.5%
Sales and marketing	11.1%	7.1%
Recruiting, retention, and training	3.4%	2.3%
Management and administrative	27.3%	42.0%

Income tax rate	40.0%	40.3%

Margins
Gross income	47.7%	33.5%
Operating income	5.9%	(17.9)%
Pretax income	8.0%	(14.9)%
Net income	4.8%	(8.9)%

Year-over-year change
Net revenue		(19)%
Gross income		(43)%
Operating income (loss)		(349)%
Pretax income (loss)		(250)%
Net income (loss)		(240)%
Diluted EPS

NON-GAAP SUPPLEMENTAL INFORMATION (UNAUDITED) (1)
STATEMENTS OF OPERATIONS
(000's, except per share data)

	THREE MONTHS ENDED MARCH 31,
	2004	2005
	Unaudited	Unaudited
Operating income	625	(1,552)
Tender offer related charges	--	1,316
Interest income, net and other	233	261

Income before income tax	858	25
Income tax expense (benefit)	343	--

Net income	$515	$25

Earnings per share:
-Basic	$0.05	$0.00
-Diluted	$0.05	$0.00

Weighted average common shares outstanding:
-Basic	10,990	11,132
-Diluted	11,328	11,279

Expenses as a percentage of net revenue
Project personnel and related expenses	52.3%	63.2%
Sales and marketing	11.1%	5.7%
Recruiting, retention, and training	3.4%	2.2%
Management and administrative	27.3%	31.6%

Margins
Gross income	47.7%	36.8%
Operating income	5.9%	(2	.7)%
Pretax income	8.0%	0.3%
Net income	4.8%	0.3%

Year-over-year change
Net revenue		-19%
Gross income		-37%
Operating income		-138%
Pretax income		-97%
Net income		-95%
Diluted EPS		-100%

(1)     The Non-GAAP supplemental information shows results excluding the impact of one-time charges related to the tender offer to convert certain stock options into cash and restricted stock and a one-time cash distribution to stockholders that occurred in the first quarter of 2005. The total expense of $1,316 included: (i)$848 for charges related to the exchange of stock options for cash; (ii) $378 for common stock grants to employees who had chosen not to exercise options prior to the one-time cash distribution; and (iii) $90 for professional services. The non-GAAP results are provided in order to enhance the user’s overall understanding of the company’s current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

INFORTE CORP.
CONSOLIDATED BALANCE SHEETS
(000‘s)

	MAR 31, 2004	JUN 30, 2004	SEPT 30, 2004	DEC 31, 2004	MAR 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,630	$17,767	$18,889	$20,817	$22,041
Short-term marketable securities	15,860	22,273	25,457	24,657	24,036
Accounts receivable	8,633	8,893	7,469	7,491	6,760
Allowance for doubtful accounts	(500)	(500)	(500)	(450)	(450)

Accounts receivable, net	8,133	8,393	6,969	7,041	6,310
Prepaid expenses and other current assets	1,273	1,144	985	875	1,163
Interest receivable on investment Securities	403	314	389	383	399
Deferred income taxes	643	656	622	2,662	2,424
Income taxes recoverable	401	460	501	1,025	1,042

Total current assets	45,343	51,007	53,812	57,460	57,415

Computers, purchased software and property	2,525	2,682	3,113	3,218	2,642
Less accumulated depreciation and amortization	1,572	1,690	1,907	2,125	1,623

Computers, purchased software and property, net	953	992	1,206	1,093	1,019

Long-term marketable securities	24,457	18,441	14,136	12,106	6,086
Intangible assets	127	78	38	--	--
Goodwill	5,378	5,434	11,737	11,726	11,726
Deferred income taxes	317	309	295	207	366

Total assets	$76,575	$76,261	$81,224	$82,592	$76,612

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,554	$1,341	$995	$756	$710
Income taxes payable	--	--	--	1,309	148
Accrued expenses	3,146	3,315	2,738	2,364	2,274
Accrued loss on disposal of Leased property	489	419	346	2,278	1,826
Current portion of deferred acquisition payment	500	--	3,150	3,150	3,150
Dividends declared	--	--	--	--	17,375
Deferred revenue	2,657	2,778	2,209	1,667	1,085

Total current liabilities	8,346	7,853	9,438	11,524	26,568

Non current liabilities:
Non-current portion of deferred acquisition payment	--	--	3,150	3,150	--
Stockholders' equity:
Common stock, $0.001 par value
authorized- 50,000,000 shares;
issued and outstanding (net of treasury stock)
11,453,734 as of Mar. 31, 2005, excluding option grants	11	11	11	11	11
Additional paid-in capital	80,113	80,206	80,384	80,652	74,015
Cost of common stock in treasury (2,720,823
shares as of Mar. 31, 2005)	(24,997)	(24,997)	(24,997)	(24,997)	(24,997)
Stock-based compensation	60	161	180	181	585
Retained earnings	12,541	12,737	12,742	11,462	--
Accumulated other comprehensive income	501	290	316	609	430

Total stockholders' equity	68,229	68,408	68,636	67,918	50,044

Total liabilities and stockholders' equity	$76,575	$76,261	$81,224	$82,592	$76,612

Total cash and marketable securities	$58,947	$58,481	$58,482	$57,580	$52,163

INFORTE CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(000's)

	THREE MONTHS ENDED MARCH 31,
	2004	2005
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$515	$(770)

Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation and amortization	355	384
Non-cash compensation	60	404
Deferred income taxes	31	79
Changes in operating assets and liabilities
Accounts receivable	(1,628)	731
Prepaid expenses and other current assets	(539)	(305)
Accounts payable	(48)	(46)
Income taxes	(1,042)	(1,178)
Accrued expenses and other	(1,272)	(542)
Deferred revenue	(108)	(582)

Net cash provided by (used in) operating activities	(3,676)	(1,825)

Cash flows from investing activities
Acquisition of Compendit, net of cash	(5,120)	(3,150)
Decrease in marketable securities	3,155	6,359
Purchases of property and equipment	(253)	(137)

Net cash provided by (used in) investing activities	(2,218)	3,072

Cash flows from financing activities
Proceeds from stock option and purchase plans	322	46

Net cash provided by financing activities	322	46

Effect of changes in exchange rates on cash	131	(69)
Increase (decrease) in cash and cash equivalents	(5,441)	1,224
Cash and cash equivalents, beg. of period	24,071	20,817

Cash and cash equivalents, end of period	$18,630	$22,041

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